Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

JERICHO, NY, March 4, 2015 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter and year ended December 31, 2014.

Highlights for the Fourth Quarter Ended December 31, 2014:

•	Funds from operations (FFO) of $0.38 per share

•	Adjusted funds from operations (AFFO) of $0.34 per share

•	Acquired 3 properties for $10.8 million in the aggregate

•	Disposed of 22 properties for $5.8 million in the aggregate

•	Recognized additional environmental liability

“For the second consecutive year, we made progress on our ongoing transformation. This was evidenced by our solid Adjusted Funds from Operations per share growth, excluding payments from the Lukoil Settlement” stated David B. Driscoll, Getty’s Chief Executive Officer. “We remained disciplined and judicious in our acquisition approach, which combined with the continued optimization of the portfolio resulted in improved performance throughout the year. We have also aggressively reduced operating costs over the past few years and together all of these efforts are driving additional cash flow. As we move into 2015, we are excited to have positioned the Company to outperform. Additionally, we have a robust pipeline of opportunities that we believe could contribute to our growth.”

Financial Results:

The Company’s net income, funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) for the year ended December 31, 2013 included payments from the settlement of a litigation brought by Getty Petroleum Marketing, Inc. (“Marketing”) against Lukoil (the “Lukoil Settlement”) of approximately $23.7 million, or $0.71 per share. In addition, the Company’s net income for the year ended December 31, 2013 included significant gains on dispositions of real estate. For these reasons, comparisons of the Company’s performance for the years ended December 31, 2014 and 2013 are less meaningful.

Net Earnings:

The Company reported a net loss for the quarter ended December 31, 2014 of $3.1 million, or $0.10 per share, as compared to net earnings of $5.0 million, or $0.15 per share, for the quarter ended December 31, 2013. The results for the quarter ended

December 31, 2014 were impacted by recording $15.0 million of non-cash impairment charges. The Company reported net earnings for the year ended December 31, 2014 of $23.4 million, or $0.69 per share, as compared to net earnings of $70.0 million, or $2.08 per share, for the year ended December 31, 2013.

Funds From Operations and Adjusted Funds From Operations:

FFO for the quarter ended December 31, 2014 was $12.7 million, or $0.38 per share, as compared to $7.3 million, or $0.22 per share, for the quarter ended December 31, 2013. FFO for the year ended December 31, 2014 was $45.3 million, or $1.34 per share, as compared to $47.9 million, or $1.43 per share, for the year ended December 31, 2013.

AFFO for the quarter ended December 31, 2014 was $11.4 million, or $0.34 per share, as compared to $7.2 million, or $0.21 per share, for the quarter ended December 31, 2013. AFFO for the year ended December 31, 2014 was $42.6 million, or $1.26 per share, as compared to $45.0 million, or $1.34 per share, for the year ended December 31, 2013.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO, see “Non-GAAP Financial Measures” below.

Operating Income:

Total revenues from continuing operations were $25.4 million for the quarter ended December 31, 2014, as compared to $26.5 million for the quarter ended December 31, 2013. Total revenues from continuing operations were $99.9 million for the year ended December 31, 2014, as compared to $102.8 million for the year ended December 31, 2013. Total revenues for the year ended December 31, 2013 included $3.1 million of other revenue recorded as a result of the Lukoil Settlement. Revenues for the quarter and year ended December 31, 2014 were positively impacted by increases in rental revenues from the Company’s existing portfolio, including its 2014 acquisitions and leasing activities.

Rental property expenses from continuing operations were $6.2 million for the quarter ended December 31, 2014, as compared to $7.6 million for the quarter ended December 31, 2013. Rental property expenses from continuing operations were $23.8 million for the year ended December 31, 2014, as compared to $29.4 million for the year ended December 31, 2013. The decline in rental property expenses for the quarter and year ended December 31, 2014 was due to reductions in rent expense, real estate taxes and maintenance expenses. The Company continues to reduce its rental property expenses due to its efforts to dispose of non-core properties and re-lease certain properties on a triple-net basis.

Environmental expenses from continuing operations were $0.9 million for the quarter ended December 31, 2014, as compared to $3.5 million for the quarter ended December 31, 2013. Environmental expenses from continuing operations were $4.6 million for the year ended December 31, 2014, as compared to $12.1 million for the year ended December 31, 2013. The decrease in environmental expenses for the quarter ended December 31, 2014 was principally due to a $2.8 million reduction in litigation losses and legal fees. The decrease in environmental expenses for the year ended December 31, 2014 was principally due to an $8.2 million reduction in litigation losses and legal fees partially offset by $0.8 million of increases in environmental remediation costs.

General and administrative expenses from continuing operations were $3.8 million for the quarter ended December 31, 2014, as compared to $3.6 million for the quarter ended December 31, 2013. General and administrative expenses from continuing operations were $15.8 million for the year ended December 31, 2014, as compared to $20.4 million for the year ended December 31, 2013. The increase in general and administrative expenses for the quarter ended December 31, 2014 was principally due to higher employee related expenses. The decrease in general and administrative expenses for the year ended December 31, 2014 was primarily related to reductions in legal and professional fees.

Non-cash impairment charges from continuing operations were $11.3 million for the quarter ended December 31, 2014, as compared to $2.3 million for the quarter ended December 31, 2013. Non-cash impairment charges from continuing operations were $12.8 million for the year ended December 31, 2014, as compared to $3.6 million for the year ended December 31, 2013. The non-cash impairment charges for the quarter and year ended December 31, 2014 were primarily attributable to the effect of adding asset retirement costs as a result of increases in the Company’s environmental liabilities, as well as reductions in the assumed holding periods for certain of the Company’s properties.

Loss from discontinued operations was $49 thousand for the quarter ended December 31, 2014, as compared to earnings from discontinued operations of $4.0 million for the quarter ended December 31, 2013. Earnings from discontinued operations were $2.9 million for the year ended December 31, 2014, as compared to $42.5 million for the year ended December 31, 2013. The decrease in earnings from discontinued operations for the quarter and year ended December 31, 2014 was primarily due to lower gains on dispositions of real estate.

Capital Activities:

During the quarter ended December 31, 2014, the Company purchased 3 properties for $10.8 million in the aggregate, and for the year ended December 31, 2014, the Company purchased 10 properties for $17.6 million in the aggregate.

During the quarter ended December 31, 2014, the Company sold 22 properties for $5.8 million in the aggregate, and for the year ended December 31, 2014, the Company sold 93 properties for $31.2 million in the aggregate. Subsequent to December 31, 2014, the Company has sold 3 additional properties for $0.8 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

Environmental Matters:

After the termination of the Company’s master lease with Marketing (the “Master Lease”), the Company commenced a process to take control and reposition the properties that had been subject to the Master Lease. A substantial portion of these properties had underground storage tanks (“USTs”) which were either at or near the end of their useful lives. For properties that the Company sold, it elected to remove certain of these USTs and for properties that the Company re-let, its tenants are replacing many USTs. Under certain of these new leases, the Company is reimbursing its tenants for the costs of UST removals and replacements. In the course of these UST removals at former Master Lease sites, previously unknown environmental contamination has been discovered. The Company believes it is likely to incur additional environmental remediation costs associated with the removal and replacement of USTs.

The Company is now able to develop a reasonable estimate of the prospective future environmental liability resulting from preexisting unknown environmental contamination at former Master Lease sites. Based on these estimates, at December 31, 2014, the Company accrued $49.7 million for these future environmental liabilities related to preexisting unknown contamination.

2015 Guidance:

The Company has established its 2015 AFFO guidance at a range of $1.20 to $1.25 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information:

Getty Realty Corp.’s Fourth Quarter Earnings Conference Call is scheduled for tomorrow, Thursday, March 5, 2015 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-888-211-7450 or 1-913-312-0402, for international participants, five to ten minutes before the scheduled start time and reference pass code 6787582.

A replay will be available on March 5, 2015 beginning at 12:00 Noon Eastern Time through 12:00 Midnight Eastern Time, March 12, 2015. To access the replay, please dial 1-877-870-5176, or 1-858-384-5517, for international participants and reference pass code 6787582.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 860 properties nationwide.

Non-GAAP Financial Measures:

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and; accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of Revenue Recognition Adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s co-investment commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO to exclude non-cash environmental accretion expense and non-cash changes in environmental estimates as these items do not impact the Company’s recurring cash flow. AFFO for all periods presented has been restated to conform to the Company’s revised definition.

The Company’s revised definition of AFFO is defined as FFO less Revenue Recognition Adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash Revenue Recognition Adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. DRISCOLL AND STATEMENTS ABOUT THE COMPANY’S ESTIMATES OF ITS ENVIRONMENTAL LIABILITIES.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31, 2014	December 31, 2013
Assets:

Real Estate:
Land	$344,324	$342,944
Buildings and improvements	246,112	196,607

	590,436	539,551
Less – accumulated depreciation and amortization	(99,510)	(95,712)

Real estate held for use, net	490,926	443,839
Real estate held for sale, net	4,343	22,984

Real estate, net	495,269	466,823

Net investment in direct financing leases	95,764	97,147
Deferred rent receivable (net of allowance of $7,009 at December 31, 2014 and $4,775 at December 31, 2013)	21,049	16,893
Cash and cash equivalents	3,111	12,035
Restricted cash	713	1,000
Notes and mortgages receivable	34,226	28,793
Accounts receivable (net of allowance of $4,160 at December 31, 2014 and $3,248 at December 31, 2013)	4,395	5,106
Prepaid expenses and other assets	32,974	54,605

Total assets	$687,501	$682,402

Liabilities and Shareholders’ Equity:

Borrowings under credit lines	$25,000	$58,000
Term loans	100,000	100,000
Mortgage payable, net	344	—
Environmental remediation obligations	91,566	43,472
Dividends payable	12,150	8,423
Accounts payable and accrued expenses	51,417	57,416

Total liabilities	280,477	267,311
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,417,203 at December 31, 2014 and 33,397,260 at December 31, 2013	334	334
Paid-in capital	463,314	462,397
Dividends paid in excess of earnings	(56,624)	(47,640)

Total shareholders’ equity	407,024	415,091

Total liabilities and shareholders’ equity	$687,501	$682,402

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Revenues:
Revenues from rental properties	$24,543	$25,549	$96,722	$96,268
Interest on notes and mortgages receivable	858	930	3,145	3,397
Other revenue	—	—	—	3,126

Total revenues	25,401	26,479	99,867	102,791

Operating expenses:
Rental property expenses	6,223	7,573	23,752	29,369
Impairment charges	11,295	2,329	12,806	3,630
Environmental expenses	859	3,469	4,611	12,055
General and administrative expenses	3,793	3,619	15,777	20,369
Allowance (recoveries) for uncollectible accounts	1,148	3,387	3,407	(11,002)
Depreciation and amortization expense	2,515	2,368	10,549	9,340

Total operating expenses	25,833	22,745	70,902	63,761

Operating income (loss)	(432)	3,734	28,965	39,030

Gains from dispositions of real estate	—	—	1,223	—
Other income (loss), net	(235)	22	147	102
Interest expense	(2,376)	(2,701)	(9,806)	(11,667)

Earnings (loss) from continuing operations	(3,043)	1,055	20,529	27,465

Discontinued operations:
Loss from operating activities	(1,917)	(1,934)	(6,106)	(2,959)
Gains from dispositions of real estate	1,868	5,924	8,995	45,505

Earnings (loss) from discontinued operations	(49)	3,990	2,889	42,546

Net earnings (loss)	$(3,092)	$5,045	$23,418	$70,011

Basic and diluted earnings per common share:
Earnings (loss) from continuing operations	$(0.10)	$0.03	$0.60	$0.81
Earnings from discontinued operations	$—	$0.12	$0.09	$1.27
Net earnings (loss)	$(0.10)	$0.15	$0.69	$2.08

Basic and diluted weighted-average shares outstanding	33,417	33,397	33,409	33,397

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net earnings (loss)	$(3,092)	$5,045	$23,418	$70,011

Depreciation and amortization of real estate assets	2,515	2,429	10,549	9,927
Gains from dispositions of real estate	(1,702)	(5,924)	(10,218)	(45,505)
Impairment charges	14,951	5,708	21,534	13,425

Funds from operations	12,672	7,258	45,283	47,858

Revenue recognition adjustments	(728)	(2,432)	(5,372)	(8,379)
Allowance for deferred rent receivable/mortgage receivable	728	3,244	2,331	4,775
Acquisition costs	51	4	104	480
Non-cash changes in environmental estimates	(2,333)	(1,925)	(2,756)	(2,956)
Accretion expense	1,014	1,095	3,046	3,214

Adjusted funds from operations	$11,404	$7,244	$42,636	$44,992

Diluted per share amounts:
Earnings (loss) per share	$(0.10)	$0.15	$0.69	$2.08
Funds from operations per share	$0.38	$0.22	$1.34	$1.43
Adjusted funds from operations per share	$0.34	$0.21	$1.26	$1.34

Diluted weighted average shares outstanding	33,417	33,397	33,409	33,397

Contact	Christopher J. Constant
(516) 478-5460